1300 Main Street, P.O. Box 130 • Atchison, Kansas 66002-0130 913.367.1480 • 800.255.0302 • Fax 913.367.0192 www.mgpingredients.com • Symbol/Market: MGPI/NASDAQ	NEWS RELEASE

Contact:  Steve Pickman at 913-367-1480

FOR IMMEDIATE RELEASE:

MGP Ingredients, Inc. Schedules Third Quarter 2004
Financial Release Date, Conference Call

         ATCHISON, Kan., April 20, 2004 - MGP Ingredients, Inc., will report its fiscal 2004 third quarter financial results following the close of the market on Wednesday, May 5, to be followed by an investor conference call on Thursday, May 6, at 10 a.m. central time.

         Participating in the conference call will be Ladd Seaberg, President and Chief Executive Officer; Steve Pickman, Vice President of Corporate Communications; Brian Cahill, Vice President of Finance and Chief Financial Officer; and Mike Trautschold, Executive Vice President of Marketing and Sales. They will review the company's third quarter results.

         Stockholders and other interested persons may listen to the conference call via telephone by dialing (888) 417-2310 before 9:55 a.m. central time on May 6, or access it on the Internet at www.mgpingredients.com.

         In business for more than half a century, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products. The company has facilities in Atchison, Kan., Pekin, Ill., and Kansas City, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

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